Exhibit 5

                       Nixon, Hargrave, Devans & Dolye LLP
                         Attorneys and Counselors at Law
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York 14603-1051
                                 (716) 263-1000
                               FAX: (716) 263-1600


                                 August 12, 1998

Detection Systems, Inc.
130 Perinton Parkway
Fairport, New York 14450

Gentlemen:

         We have acted as counsel to Detection Systems, Inc. (the "Company") in connection with the Registration Statement on form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 250,000 shares of Common Stock of the Company, par value $.05 per share, pursuant to the Company's 1997 Stock Option Plan (the "Plan").

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and other corporate records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the By-laws of the Company, as amended to the date hereof, (iii) copies of certain resolutions duly adopted by the Board of Directors and shareholders of the Company and (iv) the Plan.

         Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after (a) the above-referenced Registration Statement becomes effective with the Securities and Exchange Commission, and (b) the Common Stock shall have been issued and delivered as described in the Plan and the consideration therefor shall have been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                      Very truly yours,

                                      /s/ Nixon, Hargrave, Devans & Doyle LLP